Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of CSB Financial, Inc. of our report dated March 13, 2026, relating to the financial statements of Community Savings Bank as of and for the years ended December 31, 2025 and 2024, appearing in the Prospectus that forms a part of this Registration Statement. We also consent to the reference to our firm under the heading "Experts" in the Prospectus.

Wipfli LLP

March 13, 2026

Eau Claire, Wisconsin